UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 2016

MRV COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	001-11174	06-1340090
(State or other jurisdiction of	(Commission file number)	(I.R.S. employer
incorporation or organization)		identification number)

20520 Nordhoff Street, Chatsworth, CA  91311
(Address of principal executive offices)  (zip code)

(818) 773-0900
Registrant’s telephone number, including area code:

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c)    On December 20, 2016, MRV Communications, Inc. (the “Company”) appointed Adam Scheer, 44, as its Chief Operating Officer. Mr. Scheer has served as the Company’s Senior Vice President of Product Line Management & Corporate Development since October 12, 2015.
Prior to joining the Company, Mr. Scheer served as the Vice President of Marketing and Product Management for the Optical Security and Performance Products group of Viavi Solutions (formerly JDSU). During nearly 15 years of service with Viavi Solutions and its predecessor companies (which included American Bank Note Holographics, Inc.), Mr. Scheer contributed to that business’ growth in senior marketing, strategy, sales and product management roles. In those roles, he developed and led high-performing global teams with a strong record of achievement of driving profitable growth and award-winning technical innovation serving the needs of global customers. Prior to Viavi Solutions, Mr. Scheer held executive corporate development, strategy and finance roles in the technology and chemical industries after starting his career in investment banking.
There are no arrangements or understandings between Mr. Scheer and any other persons pursuant to which he was selected as Chief Operating Officer. There are also no family relationships between Mr. Scheer and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
(e)    Mr. Scheer is party to a letter agreement with the Company dated October 1, 2015 (the “Letter Agreement”), which was amended on September 27, 2016 (the “Amendment,” and the Letter Agreement as so amended, the “Amended Letter Agreement”). Notwithstanding Mr. Scheer’s appointment as the Company’s Chief Operating Officer, the Amended Letter Agreement remains in effect.
The Amended Letter Agreement sets forth the terms of Mr. Scheer’s compensation, the effect of a potential future termination event, and other customary provisions regarding release of claims and covenants related to confidentiality and non-disparagement. Mr. Scheer receives a base salary at a current annual rate of $260,000 and an annual target bonus opportunity equal to 50% of his annual base salary. The Amended Letter Agreement does not provide for employment for a specified term. If Mr. Scheer’s employment is terminated without “cause” or for “good reason” (as those terms are defined in the Amended Letter Agreement), he will be entitled to reimbursement of up to 12 months’ COBRA premiums and salary continuation of 12 months’ base salary, unless the termination occurs after a change in control, in which case the severance will be a lump sum payment equal to 12 months’ base salary.
A copy of the Letter Agreement is attached as Exhibit 10.1 and a copy of the Amendment is attached as Exhibit 10.2 to this Current Report on Form 8-K and are hereby incorporated by reference. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Amended Letter Agreement.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit 10.1	Letter Agreement, dated as of October 1, 2015, by and between the Company and Adam Scheer.

Exhibit 10.2	Amendment to Letter Agreement, signed on September 27, 2016, by and between the Company and Adam Scheer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2016

MRV COMMUNICATIONS, INC.

	By:	/s/ Stephen G. Krulik
Stephen G. Krulik
Chief Financial Officer